EXHIBIT 1-d

FORM OF

UNDERWRITING AGREEMENT
(PREFERRED STOCK, DEPOSITARY SHARES AND COMMON STOCK)

MORGAN STANLEY

_________, 20__

To the Managers named in Schedule I hereto
for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Morgan Stanley, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of its [shares of its ___% Cumulative Preferred Stock, par value $.01 per share, stated value $____ per share (“Preferred Shares”)]1 [Depositary Shares (“Depositary Shares”), each representing a [fraction] interest in its __% Cumulative Preferred Stock, par value $.01 per share, stated value $______ per share]2 [shares of its common stock, par value $.01 per share (“Common Stock,” and the shares of Common Stock that are the subject of this Agreement are referred to as the “Common Shares”)]3 identified in Schedule I hereto (the “Firm Offered Securities”). The Company also proposes to issue and sell to the Underwriters not more than any additional number of its [shares of [“Preferred Shares”/“Depositary Shares”/“Common Stock”]4 identified in Schedule I hereto (the “Additional Offered Securities”) if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Capital Securities granted to the Underwriters herein. The Firm Offered Securities and the Additional Offered Securities are hereinafter collectively referred to as the “Offered Securities.” If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

[The Depositary Shares will be issued by ______________ (the “Depositary”) pursuant to the terms of a Deposit Agreement (the “Deposit Agreement”) to be entered into among the Company, the Depositary, and the holders from time to time of Depositary Receipts issued thereunder. The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement (the “Depositary Receipts”). The shares of the Company’s ___%

1 Include only for issuances of Preferred Stock.

2 Include only for issuances of Depositary Shares representing interests in Preferred stock.

3 Include only for issuances of Common Stock.

4 Delete as appropriate.

Cumulative Preferred Stock, par value $.01 per share, stated value $________ per share, relating to the Depositary Shares are hereinafter referred to as the “Underlying Preferred Shares”.]5

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement including a prospectus (the file number of which is set forth in Schedule I hereto) relating to, among other securities, the Offered Securities [and any Underlying Preferred Shares] and has filed with, or transmitted for filing to, or shall promptly after the date of this Agreement file with or transmit for filing to, the Commission a prospectus supplement (in the form first used to confirm sales of the Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), the “Prospectus Supplement”) pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The term “Registration Statement” means the registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act. The term “Basic Prospectus” means the prospectus relating to the Offered Securities [and any Underlying Preferred Shares] included in the Registration Statement, in the form first used to confirm sales of the Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act). The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement. The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Offered Securities [and any Underlying Preferred Shares] together with the Basic Prospectus. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. The term “Time of Sale Prospectus” means the Basic Prospectus and the preliminary prospectus together with the free writing prospectus and any other documents or information each identified in Schedule I hereto. The term “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus,” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus or any preliminary prospectus or free writing prospectus shall include all documents deemed to be incorporated by reference therein that are subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.             Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities

5 Include only for issuances of Depositary Shares representing interests in Preferred Stock.

Act), and the Company is eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)           Any preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

(c)           (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date or the Option Closing Date (each as defined in Section 4), as the case may be, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (viii) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information concerning any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein or (B) those parts of the Registration Statement that constitute the Statements of Eligibility (Forms T-1) under the Trust Indenture Act of

1939, as amended (the “Trust Indenture Act”), of the trustees referred to in the Registration Statement.

(d)           The Company is not an “ineligible issuer” in connection with the offering of the Offered Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e)            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; the Company has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

(f)            Each subsidiary of the Company has been duly organized, is validly existing as a corporation, limited liability company, partnership, limited partnership or other legal entity recognized by the laws of the jurisdiction in which such subsidiary was organized, is in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole; all of the issued shares of capital stock of each consolidated subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g)           The authorized capital stock of the Company, the Offered Securities, any Underlying Preferred Shares, any Depositary Shares and any Deposit Agreement, and any certificate of designation relating to any Preferred Shares or Underlying Preferred Shares, as the case may be (the “Certificate of Designation”), conform as to legal matters to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus.

(h)           In the case of Offered Securities that are Common Shares, the shares of the Company’s Common Stock outstanding prior to the issuance of the Offered Securities have been duly authorized and are validly issued, fully paid and non-assessable; and there are no persons with registration or other similar rights granted by the Company to require that any of the Company’s equity or debt securities be registered for sale under the Registration Statement or included in the offering, except for such rights as have been duly waived.

(i)            The Preferred Shares, the Underlying Preferred Shares or the Common Shares, as the case may be, have been duly authorized by the Company and, when such shares are issued and delivered as contemplated by the terms of this Agreement, such shares will be validly issued, fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights; in the case of Preferred Shares that are convertible into Common Stock, the shares of Common Stock into which the Preferred Shares are convertible have been duly authorized and reserved, and, when issued upon conversion of the Preferred Shares in accordance with their terms, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

(j)            In the case of Offered Securities that are Depositary Shares, the deposit of the Underlying Preferred Shares by the Company in accordance with any Deposit Agreement has been duly authorized and, when the Depositary Shares are issued and delivered in accordance with the terms of this Agreement, the Depositary Shares will represent legal and valid interests in the Underlying Preferred Shares.

(k)           Assuming due authorization, execution and delivery of any Deposit Agreement by the Depositary, each Depositary Share, if any, will represent the interest described in the Time of Sale Prospectus and the Prospectus in a validly issued, outstanding, fully paid and non-assessable Underlying Preferred Share; assuming due execution and delivery of the Depositary Receipts, if any, by the Depositary pursuant to such Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

(l)            This Agreement has been duly authorized, executed and delivered by the Company.

(m)          The Deposit Agreement, if any, has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(n)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, any Certificate of Designation,

and the Deposit Agreement, if any, will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its consolidated subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Certificate of Designation, if any, and the Deposit Agreement, if any, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities; provided, however, that no representation is made as to whether the purchase of the Offered Securities constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

(o)           There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(p)           There are no legal or governmental proceedings pending or threatened to which the Company or any of its consolidated subsidiaries is a party or to which any of the properties of the Company or any of its consolidated subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Deposit Agreement or the [Offered Securities/Certificate of Designation] or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(q)           The Company is not, and after giving effect to the offering and sale of the Preferred Shares, the Underlying Preferred Shares or the Common Shares, as the case may be, and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(r)            Each of the Company and its consolidated subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to so obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

(s)           Morgan Stanley & Co. LLC is registered as a broker-dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange and the Financial Industry Regulatory Authority, Inc.

(t)            (i) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any affiliates, directors, officers or employees thereof, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

The operations of the Company and each of its subsidiaries are in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”).

(u)           (i) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any affiliates, directors, officers or employees thereof, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or

(B)  located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii)  In the past five years, the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any prohibited dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is or was, or whose government is or was, the subject of Sanctions.

(v)           The Company will not directly nor, to the Company’s knowledge, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

 (i)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;

 (ii)  to fund or facilitate any money laundering or terrorist financing activities; or

 (iii)  in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(w)           The Company and its subsidiaries have conducted and will conduct their businesses in material compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

2.             Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Offered Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

In addition, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions set forth herein, the Company hereby agrees to sell to the Underwriters the Additional Offered Securities and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to the respective number of Additional Offered Securities identified in Schedule I hereto at the purchase price set forth in Schedule I hereto. If any Additional Offered Securities are to be purchased, each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase the number of Additional Offered Securities (subject to such adjustments to eliminate fractional Additional Offered Securities as you may determine) that bears the same proportion to the total number of Additional Offered Securities to be purchased as the number of Firm Offered Securities set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Offered Securities.

3.              Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Offered Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.            Purchase and Delivery. Payment for the Firm Offered Securities shall be made to the Company in Federal or other funds immediately available in New York City at the closing time and place set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated by you in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Offered Securities shall be made to the Company in Federal or other funds immediately available in New York City at the closing place referred to above on such date of your determination (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from you to the Company, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Offered Securities, or on such other date as shall be designated in writing by you. In any event, such payment date shall be not later than __________, 20__. The time and date of such payment are hereinafter referred to as the “Option Closing Date.” The notice of the determination to exercise the option to purchase Additional Offered Securities and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

Payment for the Firm Offered Securities or any Additional Offered Securities shall be made against delivery to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, of the Firm Offered Securities or any Additional Capital Securities, as the case may be, registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Firm Offered Securities or any Additional Offered Securities, as the case may be, to the Underwriters duly paid.

5.              Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the following conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, or by Rating and Investment Information, Inc.; and

(ii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The executive officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel to the Company, or of other counsel satisfactory to you and who may be an officer of the Company, dated the Closing Date, to the effect that:

(i)            the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

(ii)           the Company has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

(iii)          each of Morgan Stanley & Co. LLC and Morgan Stanley International Holdings Inc. is validly existing as a limited liability company or corporation, as applicable, in good standing under the laws of the jurisdiction of its formation or incorporation, as applicable, has the power and authority to own its property and to conduct its business as described in the Time of Sale

Prospectus and the Prospectus and, to the best of such counsel’s knowledge, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

(iv)         each of the Company and, to the best of such counsel’s knowledge, Morgan Stanley & Co. LLC and Morgan Stanley International Holdings Inc. has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

(v)          the authorized capital stock of the Company, the Offered Securities, any Underlying Preferred Shares, any Depositary Shares and any Deposit Agreement conform as to legal matters to the descriptions thereof contained in the Prospectus and the Time of Sale Prospectus;

(vi)         in the case of Offered Securities that are Common Shares, the shares of the Company’s Common Stock outstanding prior to the issuance of the Offered Securities have been duly authorized and are validly issued, fully paid and non-assessable; there are no persons with registration or other similar rights granted by the Company to require that any of the Company’s equity or debt securities be registered for sale under the Registration Statement or included in the offering, except for such rights as have been duly waived;

(vii)        the Preferred Shares, the Underlying Preferred Shares or the Common Shares, as the case may be, have been duly authorized and, when such shares are issued and delivered as contemplated by the terms of this Agreement, such shares will be validly issued, fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights; in the case of Preferred Shares that are convertible into Common Stock, the shares of Common Stock into which the Preferred Shares are convertible have been duly authorized and reserved, and, when issued upon conversion of the Preferred Shares in accordance with their terms, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights;

(viii)       in the case of Offered Securities that are Depositary Shares, the deposit of the Underlying Preferred Shares by the Company in accordance with any Deposit Agreement has been duly authorized and, when the Depositary Shares are issued and delivered in accordance with the terms of this Agreement, the Depositary Shares will represent legal and valid interests in the Underlying Preferred Shares;

(ix)          assuming due authorization, execution and delivery of any Deposit Agreement by the Depositary, each Depositary Share, if any, will represent the interest described in the Time of Sale Prospectus and the Prospectus in a validly issued, outstanding, fully paid and non-assessable Underlying Preferred Share; assuming due execution and delivery of the Depositary Receipts, if any, by the Depositary pursuant to such Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express any opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above;

(x)           this Agreement has been duly authorized, executed and delivered by the Company;

(xi)          the Deposit Agreement, if any, has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express any opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above;

(xii)         the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Certificate of Designation, if any, and the Deposit Agreement, if any (each, a “Document” and collectively, the “Documents”) will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or, to the best of such counsel’s knowledge, any judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over the Company or any of its consolidated subsidiaries;

(xiii)        no consent, approval, authorization or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of

Delaware, is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or blue sky laws as to which such counsel need not express an opinion; provided, however, that such counsel need not express an opinion on whether the purchase of the Offered Securities constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

(xiv)        the statements relating to legal matters, documents or proceedings included (A) in the Time of Sale Prospectus and the Prospectus under “Description of Capital Stock” and “Plan of Distribution (Conflicts of Interest),” (B) in the Time of Sale Prospectus and the Prospectus Supplement under “Description of Cumulative Preferred Stock,” “Description of Depositary Shares” or “Description of Offered Common Stock,” as the case may be, and under “Dividend Policy” and “Underwriters (Conflicts of Interest),” (C) in the Registration Statement under Item 15, (D) in “Item 3. Legal Proceedings” of Part I of the most recent annual report on Form 10-K incorporated by reference in the Time of Sale Prospectus and the Prospectus and (E) in “Item 1. Legal Proceedings” of Part II of each quarterly report on Form 10-Q, if any, filed since such annual report and incorporated by reference in the Time of Sale Prospectus and the Prospectus, in each case fairly summarize in all material respects such matters, documents or proceedings;

(xv)         after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its consolidated subsidiaries is a party or to which any of the properties of the Company or any of its consolidated subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any U.S. federal or state statutes, regulations, contracts or other documents governed by U.S. federal or state law that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated by reference as required;

(xvi)        the Company is not, and after giving effect to the offering and sale of the Preferred Shares, the Underlying Preferred Shares or the Common Shares, as the case may be, and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(xvii)       such counsel is of the opinion ascribed to it under the caption “U.S. Federal Tax Considerations” in the Time of Sale Prospectus and the Prospectus Supplement and “United States Federal Taxation” in the Base Prospectus;

(xviii)      the Registration Statement is effective under the Securities Act and, to the best of such counsel’s knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceeding for that purpose has been initiated or threatened by the Commission; and

(xix)         (A) in the opinion of such counsel (1) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial or accounting data included therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (2) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial or accounting data included therein and except for those parts of the Registration Statement that constitute the Forms T-1, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that, insofar as relevant to the offering of the Offered Securities (1) the Registration Statement (except for the financial statements and financial schedules and other financial or accounting data included therein and except for those parts of the Registration Statement that constitute Forms T-1, as to which such counsel need not express any belief) on the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial or accounting data included therein, as to which such counsel need not express any belief), as amended or supplemented, if applicable, as of the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial or accounting data included therein, as to which such counsel need not express any belief), as amended or supplemented, if applicable, as of the date of this Agreement or the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           The Underwriters shall have received on the Closing Date an opinion of Sidley Austin llp, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(v), 5(c)(vi), 5(c)(vii), 5(c)(viii), 5(c)(ix), 5(c)(x), 5(c)(xi), clauses (A) and (B) of Section 5(c)(xiv) and Sections 5(c)(xix)(B)(1), (2) and (3).

With respect to Section 5(c)(xix) above, if such opinion is given by counsel who is also an officer of the Company, such counsel may state that his or her opinion and belief are based upon his or her participation, or the participation of someone under his or her supervision, in the preparation of the Registration Statement, Time of Sale Prospectus and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 5(c)(xix) above, Sidley Austin llp and Davis Polk & Wardwell LLP (i) may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, Time of Sale Prospectus, Prospectus, preliminary prospectus, any free writing prospectuses identified as part of the Time of Sale Prospectus in Schedule I hereto (but not including documents incorporated therein by reference) and review and discussion of the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus (including documents incorporated by reference), but are without independent check or verification except as specified, and (ii) need express no opinion or belief as to the conveyance of the Time of Sale Prospectus or the information contained therein to investors.

The opinion of Davis Polk & Wardwell LLP, or any other outside counsel to the Company, described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e)           The Underwriters shall have received, on the date hereof and on the Closing Date, letters, dated the date hereof and the Closing Date, respectively, in form and substance satisfactory to the Managers, from the Company’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that each letter so furnished shall use a “cut-off date” no more than three business days prior to the date of such letter.

(f)            In the case of Offered Securities that are Common Shares or Preferred Shares convertible into Common Stock, the Manager shall have received “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Manager and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Manager on or prior the date of this Agreement, and each such lock-up agreement shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Offered Securities hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Offered Securities and other matters related to the issuance of the Additional Offered Securities.

6.             Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)           To furnish to you without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)           To furnish to you a copy of each proposed free writing prospectus relating to the Offered Securities to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition shall exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if in the opinion of counsel for the Underwriters it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission, and furnish, at the Company’s own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Offered Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)           To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)            To use its best efforts to accomplish the listing of the Offered Securities on the New York Stock Exchange and, in the case of Offered Securities that are Common Shares, the Pacific Exchange.

(j)            In the case of Offered Securities that are Preferred Shares or Depositary Shares, during the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any preferred stock of the Company, as the case may be, substantially similar to the Offered Securities (other than the Offered Securities), without the prior written consent of the Manager.

(k)           In the case of Offered Securities that are Common Shares, during the period beginning on the date of this Agreement and continuing to and including [90] days after the date of the Prospectus, not (i) to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Manager. The restrictions contained in the preceding sentence shall not apply to (i) the Common Shares to be sold hereunder or (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a restricted stock unit or other security outstanding on the date of this Agreement of which the Manager has been advised in writing.

(l)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Offered Securities (within the time required by Rule 456(b)(1) under the Securities Act, if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with any review and qualification of the offering of the Offered Securities by the Financial Industry Regulatory Authority, Inc., (v) any fees charged by the rating agencies for the rating of the Offered Securities, [(vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Offered Securities and all costs and expenses incident to listing the Offered Securities on [the New York Stock Exchange/The NASDAQ Stock Market LLC][and other national securities exchanges and foreign stock exchanges]], (vii) the cost of the preparation, issuance and delivery of the Offered Securities, (viii) the costs and charges of any trustee, transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 6. It is understood, however, that except as provided in this Section 6, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Offered Securities by them and any advertising expenses connected with any offers they may make.

(m)          If the third anniversary of the initial effective date of the Registration Statement occurs before all the Offered Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Offered Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission or that automatically becomes effective upon filing with the Commission in accordance with Rule 462(e) under the Securities Act.

(n)           To prepare, if the Managers so request, a final term sheet relating to the offering of the Offered Securities, containing only information that describes the final terms of the Offered Securities or the offering in a form consented to by you, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Offered Securities.

7.             Covenants of the Underwriters. Each Underwriter severally covenants with the Company as follows:

(a)           it will not take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter; and

(b)           it will comply with or observe any restrictions or limitations set forth in the Prospectus on persons to whom, or the jurisdictions in which, or the manner in which, the Offered Securities may be offered, sold, resold or delivered.

8.             Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, or any amendment or supplement thereof, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, any road show, or the Prospectus or any amendment or supplement thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section 8 as set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Offered Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Offered Securities they have purchased hereunder, and not joint.

(e)           The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

9.              Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. The requirements of this Section 9 apply notwithstanding the following Section 10.

10.           Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a)           Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 9, no party to this Agreement shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to Insolvency Proceedings, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)           After a BHC Act Affiliate of a party that is a Covered Entity has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Entity with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

11.           Definitions.

(a)           “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841 (k)) of such party.

(b)           “Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(c)           “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable.

(d)           “Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.

(e)           “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12.           Termination. The Underwriters may terminate this Agreement by notice given by you to the Company if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the NYSE American, The NASDAQ Stock Market LLC, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States [or other relevant jurisdiction] shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets (or, if the Offered Securities are denominated in a currency other than U.S. dollars, any change in currency exchange rates or controls) or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the

Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

Without limiting any other provision of this Agreement, if this Agreement is terminated, the provisions of Section 6(l), Section 8 (including, for the avoidance of doubt, Section 8(f)), Section 9, Section 10, Section 11, Section 16 and Section 18 shall survive.

13.            Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Offered Securities set forth opposite their respective names in Schedule II hereto bears to the aggregate number of Firm Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Offered Securities and the aggregate number of Firm Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Offered Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Offered Securities and the aggregate number of Additional Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Offered Securities to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Offered Securities or (ii) purchase not less than the number of Additional Offered Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.           Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)          The Company acknowledges that in connection with the offering of the Offered Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Securities.

15.           Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the Shares shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

16.           Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.           Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours, MORGAN STANLEY

By:
Name:
Title:

Accepted as of the date hereof

[NAME[S] OF [CO-]MANAGER[S]]

Acting severally on behalf of [itself][themselves] and
the several Underwriters named in Schedule II hereto

By: [Name[s] of [Co-]Manager[s]]

By:
Name:
Title:

EXHIBIT A

[FORM OF LOCK-UP LETTER]

_______ __, 20__

Morgan Stanley & Co. LLC

[Name of other Lead Managers]

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Dear Sirs:

The undersigned understands that Morgan Stanley & Co. LLC (“MS & Co.”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including MS & Co. (the “Underwriters”), of [___shares (the “Shares”) of the common stock, par value $.01 per share, of the Company (the “Common Stock”)] [____ shares of the Company’s __% Cumulative Preferred Stock, par value $.01 per share, stated value $______ per share (the “Preferred Stock”), convertible into the common stock, par value $.01 per share, of the Company (the “Common Stock”)].

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of MS & Co. on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending [90] days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section

16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (d) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of MS & Co. on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the [Shares/Preferred Stock] and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any [Shares/Preferred Stock] at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

SCHEDULE I

Managers:	[Morgan Stanley & Co. LLC/ Morgan Stanley & Co. International plc] [additional Managers]
Manager authorized to release lock-up under Section 6(k): [Morgan Stanley & Co. LLC/Morgan Stanley & Co. International plc]
Manager authorized to appoint counsel under Section 8(c): [Morgan Stanley & Co. LLC/Morgan Stanley & Co. International plc]
Registration Statement File No.:	333-_______
Time of Sale Prospectus:

A.       Basic Prospectus dated __________, 20__

B.       preliminary prospectus dated __________, 20__ relating to the Securities

C.       [free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

D.       [Identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

E.       [orally communicated pricing information to be included on Schedule I if a final term sheet is not used] [to be discussed]

Offered Securities:	[name of offered securities]
[CUSIP/ISIN/Common Code: (if applicable)]	[●]
Aggregate Number of Firm Offered Securities:	[●]

Aggregate Number of Additional Offered Securities:	Up to [●]
Aggregate Number of Offered Securities (if the Underwriters’ over-allotment option is exercised in full):	[●]
Purchase Price:	$_____ per Offered Security, plus accumulated distributions, if any, from __________, 20__ to the date of payment and delivery
Price to Public:	$[●]
Underwriters’ Compensation per Offered Security:	$[●]
Selling Concession per Offered Security:	$[●]
Reallowance per Offered Security:	$[●]
Terms of [Underlying] Preferred Shares:
[Original Issue Date:]
[Dividend Rate:]	____% per annum, accruing from ________, 20__
[Dividend Payment Dates:]
[Redemption Provisions:]
[Conversion/Exchange Provisions:]
[Other Terms:]
[Terms of Depositary Shares]:
[Original Issue Date:]
[Dividend Rate:]	____% per annum, accruing from ________, 20__
[Dividend Payment Dates:]
[Liquidation Preference:]	$_____ per share (equivalent to $____ per Underlying Preferred Share)

[Redemption Provisions:]
[Other Terms:]
Closing Date and Time:	_____________________, 20__ __:__ a.m.
Closing Location:	Sidley Austin llp 787 Seventh Avenue New York, New York 10019
Address for Notices to Underwriters:
Address for Notices to the Company:

SCHEDULE II

Underwriter	Number of Firm Offered Securities To Be Purchased

[NAMES OF MANAGERS]
[NAMES OF OTHER UNDERWRITERS]

Total

II-1